UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 19, 2006
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
951 Douglas Road
Batavia, IL 60510
(Address of principal executive offices, including zip code)
(630)406-8440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 19, 2006, Portola Packaging, Inc. (“Portola”) entered into an amendment (the “Amendment”) to its existing Credit Agreement with General Electric Capital Corporation (“GECC”). The Amendment, among other things, effected the following revisions to the existing Credit Agreement:
•	The Amendment increased the maximum loan limit under the Credit Agreement from $50 million to $60 million with the amount in excess of $50 million being based on the Company’s Working Capital/Fixed Asset Borrowing Base calculation which is currently in excess of $60 million.

•	The Amendment increased the amount of capital expenditures Portola is able to make each fiscal year from $13.5 million to $16.5 million.
Portola paid GECC a fee of $125,000 in connection with entering into the Amendment. A copy of the Amendment is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (C) Exhibits
     99.1 Ninth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 19, 2006, by and between Portola and GECC
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.
Dated: October 20, 2006	By:	/s/ Michael T. Morefield
Michael T. Morefield
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Ninth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 19, 2006, by and between Portola and GECC